UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

CAPITOL ACQUISITION CORP. III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Title of each class of securities to which transaction applies:

_______________________________________

Aggregate number of securities to which transaction applies:

_______________________________________

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

Proposed maximum aggregate value of transaction:

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CAPITOL ACQUISITION CORP. III
509 7th Street, N.W.
Washington, D.C. 20004

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2017

TO THE STOCKHOLDERS OF CAPITOL ACQUISITION CORP. III:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Capitol Acquisition Corp. III (“Capitol”), a Delaware corporation, will be held at 11:00 a.m. eastern time, on June 29, 2017, at the offices of Graubard Miller, counsel to Capitol, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)	to consider and vote upon a proposal to approve a business combination, including (a) the Agreement and Plan of Merger, dated as of March 19, 2017 and amended as of April 7, 2017 (“Merger Agreement”), by and among Capitol, Capitol Acquisition Holding Company Ltd., an exempted company incorporated in the Cayman Islands with limited liability and wholly-owned subsidiary of Capitol (“Holdings”), Capitol Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), Canyon Holdings (Cayman) L.P., a Cayman Islands exempted limited partnership (“Cision Owner”), and Canyon Holdings S.a r.l., a Luxembourg private limited liability company (“Cision”) which, among other things, provides for (i) Cision Owner to contribute to Holdings all of the share capital and convertible preferred equity certificates in Cision in exchange for the issuance of 82,100,000 ordinary shares of Holdings and warrants to purchase 2,000,000 ordinary shares of Holdings (in each case, subject to certain adjustments), plus the right to receive up to 6,000,000 ordinary shares in the future if certain price targets are met (the “Contribution and Exchange”) and (ii) Merger Sub to be merged with and into Capitol with Capitol being the surviving corporation in the merger (the “Merger,” together with the Contribution and Exchange and other transactions contemplated by the Merger Agreement, the “Transactions”) and (b) the transactions contemplated by the Merger Agreement and related Sponsor Support Agreement (including the future issuance to Cision Owner or Sponsor of additional ordinary shares and warrants thereunder under certain circumstances) — we refer to this proposal as the “business combination proposal”;

(2)	to consider and vote upon separate proposals to approve the following material differences between the constitutional documents of Holdings that will be in effect upon the closing of the Transactions and Capitol’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “Cision Ltd.” as opposed to “Capitol Acquisition Corp. III”; (ii) Holdings will have 480,000,000 authorized ordinary shares and 20,000,000 authorized preferred shares, as opposed to Capitol having 120,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and (iii) Holdings’ constitutional documents do not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time) — we refer to these proposals collectively as the “charter proposals”;

(3)	to elect seven directors who, upon consummation of the Transactions, will be the directors of Holdings — we refer to this proposal as the “director election proposal”;
(4)	to consider and vote upon a proposal to approve the 2017 Omnibus Incentive Plan, which is an incentive compensation plan for employees of Holdings and its subsidiaries, including Cision — we refer to this proposal as the “incentive plan proposal”; and

(5)	to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Capitol is unable to consummate the business combination contemplated by the Merger Agreement — we refer to this proposal as the “adjournment proposal.”

A summary of the key highlights of the Transactions is attached to this notice as Annex A.

After careful consideration, Capitol’s board of directors has determined that the business combination proposal, the charter proposals, the director election proposal, the incentive plan proposal and the adjournment proposal are fair to and in the best interests of Capitol and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the business combination proposal, “FOR” each of the charter proposals, “FOR” the election of all of the persons nominated by Capitol’s management for election as directors, “FOR” the incentive plan proposal and “FOR” the adjournment proposal, if presented.

The board of directors of Capitol has fixed June 9, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Only holders of record of shares of Capitol common stock at the close of business on the record date are entitled to notice of the annual meeting and to vote and have their votes counted at the annual meeting and any adjournments or postponements of the annual meeting.

Capitol will send you a proxy statement/prospectus containing additional information about the business combination proposal and the other proposals to be considered at the annual meeting, along with a proxy card and instructions on how to submit a proxy. When available, please review carefully the proxy statement/prospectus.

All Capitol stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, however, you are urged to complete, sign, date and return the proxy card once sent to you as soon as possible. If you are a stockholder of record of Capitol common stock, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the annual meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Capitol stockholders of record entitled to vote at the annual meeting will be available for ten days before the annual meeting at the principal executive offices of Capitol for inspection by stockholders during ordinary business hours for any purpose germane to the annual meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the proxy card as soon as possible. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

By Order of the Board of Directors,

/s/ Mark D. Ein
Chairman of the Board and Chief Executive Officer

Washington, D.C.
June 9, 2017

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR CONVERSION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT CAPITOL CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE BUSINESS COMBINATION PROPOSAL BY TENDERING YOUR STOCK TO CAPITOL’S TRANSFER AGENT PRIOR TO THE VOTE AT THE MEETING.

Annex A

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

•	The parties to the Transactions are Capitol, Holdings, Merger Sub, Cision Owner and Cision. Pursuant to the Merger Agreement, (a) Cision Owner will contribute to Holdings all of its share capital and CPECs in Cision in exchange for shares and warrants of Holdings and (b) Merger Sub will be merged with and into Capitol with Capitol being the surviving corporation in the Merger.

•	Cision is a leading global provider of cloud-based earned media solutions. Cision delivers a sophisticated, easy-to-use platform for communicators to reach relevant media influencers and craft compelling campaigns that impact customer behavior. With rich monitoring and analytics, the Cision Communications CloudTM arms brands with the insights they need to link their earned media to strategic business objectives, while aligning it with owned and paid channels. This platform enables companies and brands to build consistent, meaningful and enduring relationships with influencers and buyers in order to amplify their marketplace presence.

•	Under the Merger Agreement, Cision Owner will receive an aggregate of 82,100,000 ordinary shares of Holdings and warrants to purchase 2,000,000 ordinary shares of Holdings (in each case, subject to certain adjustments). Cision Owner will also have the right to receive up to an additional 6,000,000 ordinary shares in 2,000,000 share increments when Holding’s stock price reaches $13.00, $16.00 and $19.00 per share. The Sponsors of Capitol will forfeit 1,600,000 shares of Capitol and warrants to purchase 2,000,000 shares of Capitol at closing of the Transactions (in each case, subject to certain adjustments).

•	Each outstanding share of common stock of Capitol shall be converted into one ordinary share of Holdings. The outstanding warrants of Capitol shall, by their terms, automatically entitle the holders to purchase ordinary shares of Holdings upon consummation of the business combination. Accordingly, at the closing of the Transactions, Cision Owner will hold approximately 68% of the issued and outstanding ordinary shares of Holdings and current stockholders of Capitol will hold approximately 32% of the issued and outstanding shares of Holdings (assuming no holder of Capitol’s public shares exercises conversion rights as will be described in the proxy statement/prospectus to be mailed to you).

•	The Merger Agreement provides that either Capitol or Cision may terminate the Merger Agreement if the Transactions are not consummated by October 19, 2017 (or December 19, 2017 if a later date is approved by the stockholders of Capitol). Additionally, the Merger Agreement may be terminated, among other reasons, by either Capitol or Cision upon material breach of the other party if not cured within the time period specified within the Merger Agreement and subject to certain other conditions.

•	In addition to voting on the Transactions, the stockholders of Capitol will vote on separate proposals to approve the following material differences between the constitutional documents of Holdings that will be in effect upon the closing of the Transactions and Capitol’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “Cision Ltd.” as opposed to “Capitol Acquisition Corp. III”; (ii) Holdings will have 480,000,000 authorized ordinary shares and 20,000,000 authorized preferred shares, as opposed to Capitol having 120,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; and (iii) Holdings’ constitutional documents do not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). This vote, however, will not actually result in stockholders of Capitol approving Holdings' constitutional documents or amendments to Capitol's corporate governing documents but instead will simply approve the aforementioned material differences in the two sets of documents. The stockholders of Capitol will also vote on proposals to elect seven directors who, upon consummation of the Transactions, will be the directors of Holdings, to approve the 2017 Plan and to approve, if necessary, an adjournment of the annual meeting. The parties expect that upon consummation of the Transactions, the board will consist of seven (7) directors and will have one vacancy.

A-1

•	Upon completion of the Transactions, if management’s nominees are elected, the directors of Holdings will be Stephen P. Master, Mark M. Anderson and Philip A. Canfield, who were designated by Cision, and Kevin Akeroyd (Cision’s Chief Executive Officer), Stuart Yarbrough, Mark D. Ein (Capitol’s Chairman and Chief Executive Officer) and L. Dyson Dryden (Capitol’s President and Chief Financial Officer).

•	Upon completion of the Transactions, the executive officers of Holdings will include, among others, Kevin Akeroyd (Chief Executive Officer) and Jack Pearlstein (Chief Financial Officer). These individuals hold the same positions with Cision.

•	Pursuant to a Registration Rights Agreement that will be described in more detail in the proxy statement/prospectus to be mailed to you, Cision Owner and affiliates of Mark D. Ein and L. Dyson Dryden will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the ordinary shares of Holdings received by them in the Transactions, subject to certain conditions set forth therein.

•	Cision Owner will be granted certain rights to nominate members of the board of Holdings following the closing of the Transactions, pursuant to a Nominating Agreement to be described in more detail in the proxy statement/prospectus that will be mailed to you, subject to certain conditions set forth therein.

•	Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering (the “Sponsors”) have entered into the Sponsor Support Agreement pursuant to which they have agreed to comply with the provisions of the Merger Agreement applicable to such Sponsors as well as the covenants set forth in the Sponsor Support Agreement, including voting all shares of common stock of Capitol beneficially owned by such Sponsors in favor of the transactions contemplated by the Merger Agreement. The Sponsor Support Agreement also provides that, at the closing of the Transactions, depending on the number of public shares being converted, the Sponsors may be required to forfeit an additional number of Capitol shares and warrants and, at the same time, the number of ordinary shares and warrants of Holdings that Cision Owner would otherwise receive at closing may be reduced. In such event, a number of ordinary shares and warrants of Holdings equal to the total number of shares and warrants so forfeited and reduced will be available for use by Holdings to issue to third parties for certain corporate purposes and, if not so used within one year following the closing of the Transaction (or, if earlier, at such time as Holdings has repaid Cision’s Second Lien Credit Facility (as will be described in more detail in the proxy statement/prospectus to be mailed to you) in full) will be issued to the Sponsors and Cision Owner.

A-2